UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 25, 2022 (August 22, 2022)

ASSERTIO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39294	85-0598378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 South Sanders Rd., Suite 300,
Lake Forest, IL 60045

(Address of principal executive offices, including zip code)

(224) 419-7106

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, $0.0001 par value	ASRT	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth Company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 22, 2022, Assertio Holdings, Inc., a Delaware corporation (the “Company”) offered and agreed to issue and sell $60 million aggregate principal amount of its 6.50% Convertible Senior Notes due 2027 (the “Initial Notes”) to SVB Securities LLC as initial purchaser (the “Initial Purchaser”). In addition, the Company granted the Initial Purchaser in the offering an option to purchase, within a 13-day period beginning on, and including, the date on which the Initial Notes are issued, up to an additional $10 million aggregate principal amount of the 6.50% Senior Convertible Notes due 2027 on the same terms and conditions (the “Optional Notes,” and, together with the Initial Notes, the “Notes”), which was exercised in full on August 24, 2022.

The Company offered and sold the Notes to the Initial Purchaser in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the Initial Purchaser to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchaser in the Purchase Agreement dated as of August 22, 2022, by and between the Company and the Initial Purchaser. The shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company retained Lake Street Capital Markets, LLC as financial advisor in connection with the offering.

To the extent that any shares of Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of Common Stock.

Convertible Notes and the Indenture

The Company issued the Notes pursuant to an Indenture, dated August 25, 2022 (the “Indenture”), among the Company and U.S. Bank Trust Company, National Association, as trustee. The Notes are senior unsecured obligations of the Company. The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company or its significant subsidiaries after which the Notes become automatically due and payable. The Company has agreed not to incur liens on its or its subsidiaries’ assets or to permit its subsidiaries to guarantee indebtedness without equally and ratably securing or guaranteeing the notes, and agreed not to permit its subsidiaries to issue disqualified or preferred stock, subject to certain exceptions set forth in the Indenture.

The Notes will mature on September 1, 2027, unless earlier redeemed, repurchased or converted. The Notes will bear interest from August 25, 2022 at a rate of 6.50% per year payable semiannually in arrears on March 15 and September 15 of each year, beginning on March 1, 2023.

The Notes will be convertible at the option of the noteholders at any time prior to the close of business on the business day immediately preceding the maturity date.

Upon conversion, the Company may satisfy its conversion obligation by paying and/or delivering, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in the manner and subject to the terms and conditions provided in the Indenture. The conversion rate for the Notes will initially be 244.2003 shares of Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $4.09 per share of Common Stock. The initial conversion price of the Notes represents a premium of approximately 12.50% to the $3.64 per share closing price of the Company’s Common Stock on The Nasdaq Capital Market on August 22, 2022. The conversion rate is subject to adjustment under certain circumstances in accordance with the terms of the Indenture.

The Company may not redeem the Notes prior to September 8, 2025. The Company may redeem for cash all or any portion of the Notes, at its option, on or after September 8, 2025, if the last reported sale price of the Company’s Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. No “sinking fund” is provided for the Notes, which means that the Company is not required to redeem or retire the Notes periodically.

A copy of the Indenture (including the form of the Note) is attached as an exhibit to this report and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).

The net proceeds from the offering, including the sale of the Optional Notes, were approximately $65.9 million, after deducting the Initial Purchaser’s discounts and commissions and the Company’s estimated offering expenses. The Company intends to use the net proceeds from the offering to repurchase or redeem its 13% Senior Secured Notes due 2024 and for general corporate purposes. The redemption date for the 13% Senior Secured Notes due 2024 is September 22, 2022.

As a result of the issuance of the Notes, the Company has determined to suspend use of its previously established “at-the-market” offering program.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

On August 22, 2022, the Company issued a press release announcing that it had launched the offering of the Notes and a press release announcing that it had priced the offering of the Notes. A copy of the launch press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference, and a copy of the pricing press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference. On August 25, 2022, the Company issued a press release announcing that the Initial Purchaser had exercised its option to purchase the Optional Notes and that the closing of the offering had occurred. A copy of that press release is filed as Exhibit 99.3 hereto and is incorporated herein by reference.

Forward Looking Statements

Statements in this communication that are not historical facts are forward-looking statements that reflect Assertio’s current expectations, assumptions and estimates of future performance and economic conditions. These forward-looking statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, the completion of the offering and the expected amount and intended use of the net proceeds. All statements other than historical facts may be forward-looking statements and can be identified by words such as “anticipate,” “believe,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “imply,” “intend,” “may”, “objective,” “opportunity,” “outlook,” “plan,” “position,” “potential,” “predict,” “project,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “target,” “would,” “will,” “aim” or other similar expressions that convey the uncertainty of future events or outcomes and are used to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the control of Assertio, including the risks described in Assertio’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”) and in other filings Assertio makes with the SEC from time to time.

Investors and potential investors are urged not to place undue reliance on forward-looking statements in this communication, which speak only as of this date. While Assertio may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to update or revise any forward-looking-statements contained in this press release whether as a result of new information or future events, except as may be required by applicable law. Nothing contained herein constitutes or will be deemed to constitute a forecast, projection or estimate of the future financial performance or expected results of Assertio.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of August 25, 2022, between Assertio Holdings, Inc. and U.S. Bank Trust Company, National Association, as trustee.

4.2	Form of 6.50% Convertible Senior Notes due 2027 (included in Exhibit 4.1).

99.1	Press release, dated August 22, 2022.

99.2	Press release, dated August 22, 2022.

99.3	Press release, dated August 25, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2022

ASSERTIO HOLDINGS, INC.

/s/ Daniel A. Peisert
Daniel A. Peisert
President and Chief Executive Officer